Provident Financial Services, Inc. Announces 60% Increase in Quarterly
      Earnings, Third Stock Repurchase Program and Quarterly Cash Dividend


JERSEY CITY, NJ, July 28, 2005 - Provident Financial Services, Inc. (NYSE:PFS) (the "Company") reported net income of $13.8 million for the three months ended June 30, 2005 and $28.8 million for the six months ended June 30, 2005, compared to $8.6 million and $18.9 million for the same periods in 2004. This represented increases of $5.2 million, or 60.5%, and $9.9 million, or 52.5%, compared with the three and six months ended June 30, 2004, respectively. Basic and diluted earnings per share were $0.21 and $0.20, respectively, for the quarter and $0.43 and $0.42, respectively, for the six months ended June 30, 2005, compared to basic and diluted earnings per share of $0.16 for the quarter and $0.34 for the six months ended June 30, 2004.

The earnings and per share data for 2005 reflect the inclusion of the operations of First Sentinel Bancorp, Inc. ("First Sentinel") which merged with the Company on July 14, 2004, and the related issuance of 18.5 million shares of the Company's common stock in connection with the merger. Second quarter 2005 earnings were also impacted by the acceptance of a Voluntary Resignation Initiative ("VRI") by certain officers of the Company, which resulted in an after-tax charge of $815,000, or $0.01 per share.

Paul M. Pantozzi, Chairman and Chief Executive Officer, commented, "Given the flatness of the yield curve and pricing pressures experienced on both sides of the balance sheet, our net interest margin compressed slightly during the second quarter. We addressed this by maintaining a disciplined pricing structure for both loans and deposits, albeit at the expense of some growth."

Pantozzi added, "We also maintained our commitment to improve long-term management of operating expenses. In particular, the Voluntary Resignation Initiative, which was effective as of June 30, 2005, will favorably impact our staffing cost structure going forward."

Authorization of Third Stock Repurchase Program

On July 27, 2005, the Company's Board of Directors authorized the Company's third stock repurchase program. This program will commence upon completion of the Company's current repurchase program, under which 683,000 shares remain to be purchased. Under the new authorization, the Company may repurchase 5% of the amount of shares of common stock currently outstanding, or approximately 3.6 million shares. Repurchases will be made from time to time and will be effectuated through open market purchases, unsolicited negotiated transactions, or in such other manner deemed appropriate by management. Completion of the repurchase program will not be limited to a specific time period. The Company's repurchase activities will take into account SEC safe harbor rules and guidance for issuer repurchases.

Declaration of Quarterly Dividend

The Company's Board of Directors declared a quarterly cash dividend of $0.08 per common share payable on August 31, 2005 to stockholders of record as of the close of business on August 12, 2005.

Balance Sheet Summary

Total assets were $6.29 billion at June 30, 2005, compared to $6.43 billion at December 31, 2004, as reductions in securities balances were used to fund repayments of borrowings and common stock repurchases.

Total investments decreased $192.0 million, or 10.1%, during the six months ended June 30, 2005. The decrease was primarily attributable to paydowns on mortgage-backed securities and maturities of debt securities. In addition, the Company sold $30.5 million of mortgage-backed securities during the period as part of its ongoing interest rate risk management process.

The Company's net loans decreased $23.1 million, or 0.6%, during the six months ended June 30, 2005, primarily as a result of the categorization of $18.7 million in fixed-rate residential mortgage loans as held for sale. The Company had a commitment to sell these loans at June 30, 2005. The planned loan sale is another component of the Company's ongoing interest rate risk management process.

Partially offsetting these declines, cash and cash equivalents increased $45.8 million, or 28.0%, during the six months ended June 30, 2005, pending deployment into higher-yielding asset categories.

Borrowed funds decreased $66.3 million, or 5.7%, during the six months ended June 30, 2005, as a result of maturities and paydowns on amortizing obligations.

Total deposits decreased $54.9 million, or 1.4%, during the six months ended June 30, 2005. Total deposits were $4.00 billion at June 30, 2005, with core deposits, consisting of savings and demand deposit accounts, representing 65.2% of total deposits.

Treasury stock increased $54.8 million for the year-to-date. Common stock repurchases for the three and six months ended June 30, 2005 totaled 1.6 million shares at an average cost of $17.76 per share, and 3.1 million shares at an average cost of $17.90 per share, respectively. At June 30, 2005, book value per share and tangible book value per share were $15.50 and $9.32, respectively. An additional 683,000 shares remain eligible for repurchase under the current common stock repurchase authorization.

Results of Operations

Net Interest Margin

The net interest margin was 3.34% for the quarter ended June 30, 2005 and 3.38% for the quarter ended March 31, 2005. This was an increase of six basis points compared with the net interest margin of 3.28% for the quarter ended June 30, 2004. The weighted average rate for interest-earning assets was 5.01% for the three months ended June 30, 2005, compared with 4.97% for the trailing quarter and 4.58% for the three months ended June 30, 2004. The weighted average rate for interest-bearing liabilities was 1.97% for the quarter ended June 30, 2005, compared with 1.88% for the trailing quarter and 1.69% for the second quarter of 2004.

For the six months ended June 30, 2005, the net interest margin was 3.36%. This was a decrease of three basis points compared with the net interest margin of 3.39% for the six months ended June 30, 2004. The weighted average rate for interest-earning assets was 4.99% for the six months ended June 30, 2005, compared with 4.68% for the six months ended June 30, 2004. The weighted average rate for interest-bearing liabilities was 1.93% for the six months ended June 30, 2005, compared with 1.68% for the six months ended June 30, 2004. The increases in rates on interest-earning assets and interest-bearing liabilities reflect increases in market interest rates experienced throughout the past year.

Non-Interest Income

Non-interest income totaled $7.6 million for the quarter ended June 30, 2005, an increase of $836,000, or 12.4%, compared to the same period in 2004. Fee income increased $1.2 million for the quarter ended June 30, 2005, compared with the same period in 2004, primarily as a result of an increase in loan and retail fees of $308,000, an increase of $358,000 in checking and retail deposit fees and an increase of $145,000 in ATM and debit card income. In addition, income on bank-owned life insurance ("BOLI") increased $305,000 for the three months ended June 30, 2005, compared with the second quarter of 2004, primarily as a result of additional BOLI acquired from First Sentinel in the July 2004 merger. Partially offsetting these increases, net gains on securities sales decreased $239,000 for the quarter ended June 30, 2005, compared with the same period in 2004, and other income decreased $467,000 for the quarter ended June 30, 2005, compared with the same period in 2004.

For the year-to-date, non-interest income totaled $13.7 million, a decrease of $650,000, or 4.5%, compared to the same period in 2004. Increases in fee income of $1.2 million and BOLI income of $614,000 were more than offset by a reduction in securities gains of $797,000 and a decline in other income of $1.7 million. Other income for the six months ended June 30, 2005 included losses on loan sales of $10,000, compared with gains of $1.3 million recorded in 2004.

Non-Interest Expense

For the three months ended June 30, 2005, non-interest expense increased $7.2 million, or 27.4%, to $33.2 million, compared to $26.1 million for the three months ended June 30, 2004. Compensation and employee benefits expense increased $3.8 million for the quarter ended June 30, 2005, compared with the same period in 2004, due primarily to increased headcount as a result of the First Sentinel acquisition. The Company employed 913 full-time equivalent employees at June 30, 2005, compared with 695 full-time equivalent employees at June 30, 2004. In addition, the Company recorded a charge of $1.4 million in 2005 in connection with the VRI. Amortization of intangibles increased $1.3 million for the quarter ended June 30, 2005, compared with the same period in 2004, primarily as a result of amortization of the core deposit intangible recorded in connection with the First Sentinel acquisition. Additional increases in occupancy expense of $1.1 million and data processing expense of $383,000 for the quarter ended June 30, 2005, compared with the same period in 2004, were also due primarily to the acquisition and integration of First Sentinel's operations. As a result of the First Sentinel acquisition, the Company added 22 full-service branch locations, including the former headquarters building, which now serves as the Provident Loan Center. Partially offsetting these increases, advertising and promotions expense declined $167,000 for the quarter ended June 30, 2005, compared with the same period in 2004.

For the six months ended June 30, 2005, non-interest expense increased $11.9 million, or 22.5%, to $64.6 million, compared to $52.7 million for the six months ended June 30, 2004. Compensation and employee benefits expense increased $6.5 million for the six months ended June 30, 2005, compared with the same period in 2004, as a result of increased staffing and the $1.4 million VRI expense. Amortization of intangibles increased $2.9 million for the six months ended June 30, 2005, compared with the same period in 2004, primarily as a result of amortization of the core deposit intangible recorded in connection with the First Sentinel acquisition. Additional increases in occupancy expense of $2.2 million and data processing expense of $663,000 for the six months ended June 30, 2005, compared with the same period in 2004, were also due primarily to the acquisition and integration of First Sentinel's operations. Partially offsetting these increases, advertising and promotions expense declined $840,000 for the six months ended June 30, 2005, compared with the same period in 2004.

The Company's annualized non-interest expense as a percentage of average assets improved to 2.1% for the quarter ended June 30, 2005, compared with 2.5% for the same period in 2004. For the six months ended June 30, 2005, annualized non-interest expense as a percentage of average assets was 2.1%, compared with 2.5% for the same period in 2004. The efficiency ratio (non-interest expense divided by the sum of net interest income and non-interest income) improved to 62.1% for the quarter ended June 30, 2005, compared with 66.5% for the same period in 2004. For the six months ended June 30, 2005, the efficiency ratio was 60.5%, compared with 64.9% for the same period in 2004.


Asset Quality

The Company continues to emphasize asset quality. Total non-performing loans as of June 30, 2005 were $7.3 million, or 0.20% of total loans, compared to $6.2 million, or 0.17% of total loans at December 31, 2004, and $4.0 million, or 0.17% of total loans at June 30, 2004. At June 30, 2005, the Company's allowance for loan losses was 0.91% of total loans, compared with 0.91% of total loans at December 31, 2004, and 0.88% of total loans at June 30, 2004. The Company recorded a $400,000 provision for loan losses for the three and six months ended June 30, 2005, compared with provisions of $1.1 million and $1.7 million for the three and six months ended June 30, 2004, respectively. For the three and six months ended June 30, 2005, net charge-offs totaled $884,000 and $813,000, respectively, compared with net charge-offs of $750,000 and $1.4 million for the same respective periods in 2004.

About the Company

Provident Financial Services, Inc. is the holding company for The Provident Bank, a community-oriented bank that offers a full range of retail and commercial loan and deposit products. The Bank currently operates 78 full service branches throughout northern and central New Jersey.

Post Earnings Conference Call

Representatives of the Company will hold a conference call for investors at 10:00 a.m. Eastern Time on July 28, 2005 regarding highlights of the Company's second quarter 2005 financial results. The call may be accessed by dialing 1-800-798-2884 (Domestic) or 1-617-614-6207 (International) and stating the pass code number: 39243491. Internet access to the call is also available (listen only) at www.providentnj.com by going to Investor Relations and clicking on Webcast.

Forward Looking Statements

Certain statements contained herein are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the
Securities  Exchange  Act  of  1934.  Such  forward-looking  statements  may  be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
                      Consolidated Statements of Condition
                 June 30, 2005 (Unaudited) and December 31, 2004
                             (Dollars in Thousands)

                            Assets                                        June 30, 2005                 December 31, 2004
                                                                 --------------------------------- ----------------------------
Cash and due from banks                                         $                       140,967   $                  121,187
Federal funds sold                                                                       54,000                       16,000
Short-term investments                                                                   14,531                       26,507
                                                                 --------------------------------- ----------------------------
                  Total cash and cash equivalents                                       209,498                      163,694
                                                                 --------------------------------- ----------------------------

Investment securities (market value of $439,601
        at June 30, 2005 (unaudited) and $450,071
        at December 31, 2004)                                                           435,249                      445,633
Securities available for sale, at fair value                                          1,227,790                    1,406,340
Federal Home Loan Bank stock                                                             45,254                       48,283

Loans held for sale                                                                      18,650                           --

Loans                                                                                 3,683,736                    3,707,211
        Less allowance for loan losses                                                   33,353                       33,766
                                                                 --------------------------------- ----------------------------
                  Net loans                                                           3,650,383                    3,673,445
                                                                 --------------------------------- ----------------------------

Foreclosed assets, net                                                                      584                          140
Banking premises and equipment, net                                                      63,365                       64,605
Accrued interest receivable                                                              23,031                       23,865
Intangible assets                                                                       438,996                      443,148
Bank-owned life insurance                                                               108,484                      105,932
Other assets                                                                             67,470                       58,237
                                                                 --------------------------------- ----------------------------
                  Total assets                                  $                     6,288,754   $                6,433,322
                                                                 ================================= ============================

             Liabilities and Stockholders' Equity

Deposits:
        Demand deposits                                         $                     1,105,476   $                1,116,812
        Savings deposits                                                              1,500,893                    1,538,466
        Certificates of deposit of $100,000 or more                                     266,563                      253,024
        Other time deposits                                                           1,122,657                    1,142,171
                                                                 --------------------------------- ----------------------------
                  Total deposits                                                      3,995,589                    4,050,473

Mortgage escrow deposits                                                                 21,223                       15,389
Borrowed funds                                                                        1,099,790                    1,166,064
Subordinated debentures                                                                  26,778                       27,113
Other
liabilities                                                                              44,237                       37,507
                                                                 --------------------------------- ----------------------------
                  Total liabilities                                                   5,187,617                    5,296,546
                                                                 --------------------------------- ----------------------------

Stockholders' Equity:
Preferred stock, $0.01 par value,
  50,000,000 shares authorized, none issued                                                  --                           --
Common stock, $0.01 par value, 200,000,000 shares authorized,
  79,879,017 shares issued and 71,028,196 shares outstanding at
  June 30, 2005, and 79,879,017 shares issued and
  74,078,784 shares outstanding at December 31, 2004                                        799                          799
Additional paid-in capital                                                              962,643                      960,792
Retained earnings                                                                       376,449                      358,678
Accumulated other comprehensive (loss) income                                              (679)                       3,767
Treasury stock at cost                                                                 (125,565)                     (70,810)
Unallocated common stock held by Employee Stock
  Ownership Plan                                                                        (74,742)                     (76,101)
Common Stock acquired by the Stock Award Plan                                           (37,768)                     (40,349)
Common Stock acquired by the Directors' Deferred Fee Plan                               (13,224)                     (13,379)
Deferred compensation - Directors' Deferred Fee Plan                                     13,224                       13,379
                                                                 --------------------------------- ----------------------------
                  Total stockholders' equity                                          1,101,137                    1,136,776
                                                                 --------------------------------- ----------------------------
                  Total liabilities and stockholders'
                      equity                                    $                     6,288,754   $                6,433,322
                                                                 ================================= ============================

                PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
                        Consolidated Statements of Income
                Three and Six Months Ended June 30, 2005 and 2004
                  (Dollars in Thousands, Except Per Share Data)

                                                         Three Months Ended             Six Months Ended
                                                              June 30                        June 30
                                                    -----------------------------  ----------------------------
                                                        2005           2004            2005          2004
                                                    ------------- ---------------  ------------- --------------
                                                            (Unaudited)                    (Unaudited)
Interest income:
 Real estate secured loans                        $     38,636   $      23,539   $     76,914   $     47,305
 Commercial loans                                        5,283           3,728         10,236          7,026
 Consumer loans                                          7,251           4,761         14,501          9,396
 Investment securities                                   4,218           4,581          8,650          9,723
 Securities available for sale                          12,850           8,344         26,630         18,180
 Other short-term investments                              170             130            316            300
 Federal funds                                             418             234            536            374
                                                    ------------- ---------------  ------------- --------------
                   Total interest income                68,826          45,317        137,783         92,304
                                                    ------------- ---------------  ------------- --------------

Interest expense:
 Deposits                                               14,111           7,936         27,016         15,802
 Borrowed funds                                          8,385           4,885         16,927          9,604
 Subordinated debentures                                   359              --            704             --
                                                    ------------- ---------------  ------------- --------------
                   Total interest expense               22,855          12,821         44,647         25,406
                                                    ------------- ---------------  ------------- --------------
                   Net interest income                  45,971          32,496         93,136         66,898

Provision for loan losses                                  400           1,050            400          1,650
                                                    ------------- ---------------  ------------- --------------

                   Net interest income after
                   provision for loan losses            45,571          31,446         92,736         65,248
                                                    ------------- ---------------  ------------- --------------

Non-interest income:
 Fees                                                    6,185           4,948         10,877          9,683
 Net gain (loss) on securities transactions                 69             308            (62)           735
 Bank-owned life insurance                               1,256             951          2,552          1,938
 Other income                                               42             509            355          2,016
                                                    ------------- ---------------  ------------- --------------
                   Total non-interest income             7,552           6,716         13,722         14,372
                                                    ------------- ---------------  ------------- --------------

Non-interest expense:
 Compensation and employee benefits                     17,921          14,074         34,965         28,482
 Net occupancy expense                                   4,781           3,720          9,681          7,518
 Data processing expense                                 2,207           1,824          4,327          3,664
 Advertising and promotion expense                       1,474           1,641          2,204          3,044
 Amortization of intangibles                             1,858             573          3,986          1,095
 Other operating expenses                                4,987           4,245          9,442          8,940
                                                    ------------- ---------------  ------------- --------------
                   Total non-interest expense           33,228          26,077         64,605         52,743
                                                    ------------- ---------------  ------------- --------------
                   Income before income tax expense     19,895          12,085         41,853         26,877
Income tax expense                                       6,126           3,504         13,062          8,002
                                                    ------------- ---------------  ------------- --------------
                   Net income                     $     13,769   $       8,581    $    28,791  $      18,875
                                                    ============= ===============  ============= ==============

Basic earnings per share                                 $0.21           $0.16          $0.43          $0.34
Average basic shares outstanding                    66,724,470      54,924,643     67,444,677     54,791,399

Diluted earnings per share                               $0.20           $0.16          $0.42          $0.34
Average diluted shares outstanding                  67,479,362      54,924,725     68,202,721     54,791,440

                                                       PROVIDENT FINANCIAL SERVICES, INC.
                                                       CONSOLIDATED FINANCIAL HIGHLIGHTS
                                                       (Dollars in thousands, except share data) (Unaudited)

                                                            At or for the Three            At or for the Six
                                                                Months Ended                  Months Ended
                                                                  June 30                       June 30
                                                       -------------------------------------------------------------
                                                             2005           2004          2005           2004
                                                             ----           ----          ----           ----
INCOME STATEMENT:
Net interest income                                             $45,971       $32,496        $93,136        $66,898
Provision for loan losses                                           400         1,050            400          1,650
Non-interest income                                               7,552         6,716         13,722         14,372
Non-interest expense                                             33,228        26,077         64,605         52,743
Income before income tax expense                                 19,895        12,085         41,853         26,877
Net income                                                       13,769         8,581         28,791         18,875
Basic earnings per share                                          $0.21         $0.16          $0.43          $0.34
Diluted earnings per share                                        $0.20         $0.16          $0.42          $0.34
Interest rate spread                                              3.04%         2.89%          3.06%          3.00%
Net interest margin                                               3.34%         3.28%          3.36%          3.39%

PROFITABILITY:
Annualized return on average assets                               0.88%         0.81%          0.92%          0.89%
Annualized return on average equity                               4.98%         4.21%          5.20%          4.65%
Annualized non-interest expense to
    average assets                                                2.12%         2.45%          2.07%          2.50%
Efficiency ratio (1)                                             62.08%        66.50%         60.46%         64.90%

ASSET QUALITY:
Non-performing loans                                                                          $7,345         $3,986
Foreclosed assets                                                                                584             32
Non-performing loans to
    total loans                                                                                0.20%          0.17%
Non-performing assets to
    total assets                                                                               0.13%          0.09%
Allowance for loan losses                                                                    $33,353        $20,920
Allowance for loan losses to
    non-performing loans                                                                     454.09%        524.84%
Allowance for loan losses to
    total loans                                                                                0.91%          0.88%

AVERAGE BALANCE SHEET DATA:
Assets                                                       $6,274,548    $4,252,727     $6,306,501     $4,241,480
Loans, net                                                    3,660,106     2,290,966      3,657,375      2,247,879
Earning assets                                                5,489,415     3,981,525      5,521,664      3,965,092
Core deposits                                                 2,590,589     1,768,765      2,594,026      1,755,395
Borrowings                                                    1,124,017       693,534      1,146,110        691,009
Interest-bearing liabilities                                  4,645,019     3,058,327      4,671,454      3,046,419
Stockholders' equity                                          1,106,380       814,845      1,115,876        816,443
Average yield on interest-
    earning assets                                                5.01%         4.58%          4.99%          4.68%
Average cost of interest-
    bearing liabilities                                           1.97%         1.69%          1.93%          1.68%

Notes
(1) Efficiency Ratio Calculation

                                                         Three Months Ended June 30     Six Months Ended June 30
                                                         --------------------------     ------------------------
                                                             2005           2004            2005           2004
                                                             ----           ----            ----           ----
Net interest income                                      $  45,971      $  32,496       $  93,136      $  66,898
Non-interest income                                          7,552          6,716          13,722         14,372
                                                         ---------      ---------       ---------      ---------
Total income                                             $  53,523      $  39,212       $ 106,858      $  81,270
                                                            =======        ======         =======         ======

Non-interest expense                                     $  33,228      $  26,077       $  64,605      $  52,743
                                                            ======         ======          ======         ======

    Expense/Income:                                         62.08%         66.50%          60.46%         64.90%
                                                            ======         ======          ======         ======


Average Quarterly Balances
NET INTEREST MARGIN ANALYSIS
(Unaudited) (Dollars in Thousands)                        June 30, 2005                        March 31, 2005
                                                          -------------                        --------------
                                                  Average                 Average        Average              Average
                                                  Balance      Interest    Yield         Balance    Interest   Yield
                                             ---------------------------------------  ---------------------------------
Interest-Earning Assets:
   Federal Funds Sold and
        Other Short-Term Investments          $       82,202  $        588     2.87%   $    46,234  $      264    2.32%
   Investment Securities (1)                         425,340         4,218     3.97%       439,877       4,432    4.04%
   Securities Available for Sale                   1,276,344        12,302     3.86%     1,366,170      13,392    3.92%
   Federal Home Loan Bank Stock                       45,423           548     4.84%        47,376         388    3.32%
   Net Loans (2)
        Total Mortgage Loans                       2,772,638        38,636     5.57%     2,785,029      38,278    5.50%
        Total Commercial Loans                       356,216         5,283     5.87%       348,828       4,953    5.68%
        Total Consumer Loans                         531,252         7,251     5.47%       520,757       7,250    5.63%
                                               -------------  ------------             -----------  ----------
         Total Interest-Earning Assets             5,489,415        68,826     5.01%     5,554,271      68,957    4.97%
                                               -------------  ------------             -----------  ----------

Non-Interest Earning Assets:
   Cash and Due from Banks                           101,294                               102,229
   Other Assets                                      683,839                               682,684
                                               -------------                           -----------
            Total Assets                      $    6,274,548                           $ 6,339,184
                                               =============                           ===========

Interest-Bearing Liabilities:
   Demand Deposits                            $      606,275         1,245     0.82%   $   615,272       1,196    0.79%
   Savings Deposits                                1,520,867         4,004     1.06%     1,518,618       3,622    0.97%
   Time Deposits                                   1,393,860         8,862     2.55%     1,395,844       8,087    2.35%
                                               -------------  ------------             -----------  ----------
            Total Deposits                         3,521,002        14,111     1.61%     3,529,734      12,905    1.48%
                                               -------------  ------------             -----------  ----------

   Borrowed Funds                                  1,124,017         8,744     3.12%     1,168,448       8,887    3.08%
                                               -------------  ------------             -----------  ----------
            Total Borrowings                       1,124,017         8,744     3.12%     1,168,448       8,887    3.08%
                                               -------------  ------------             -----------  ----------
         Total Interest-Bearing Liabilities        4,645,019        22,855     1.97%     4,698,182      21,792    1.88%
                                               -------------  ------------             -----------  ----------

Non-Interest Bearing Liabilities                     523,149                               515,523
                                               -------------                           -----------
            Total Liabilities                      5,168,168                             5,213,705
Stockholders' Equity                               1,106,380                             1,125,479
                                               -------------                           -----------
            Total Liabilities & Stockholders'
             Equity                           $    6,274,548                           $ 6,339,184
                                               =============                           ===========

Net interest income                                           $     45,971                          $   47,165
                                                              ============                          ==========

Net interest rate spread                                                       3.04%                              3.09%
                                                                               ====                               ====
Net interest-earning assets                   $      844,396                           $   856,089
                                               =============                           ===========

Net interest margin (3)                                                        3.34%                              3.38%
                                                                               ====                               ====
Ratio of interest-earning assets to
      interest-bearing liabilities                      1.18x                                 1.18x
                                               =============                           ===========

----------------------------------------------

   (1)  Average outstanding balance amounts shown are amortized cost.
   (2) Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
   (3) Annualized net interest income divided by average interest-earning assets.

   The following table summarizes the quarterly net interest margin for the previous year, inclusive.


                                                  6/30/05       3/31/05    12/31/04     9/30/04     6/30/04
                                                 2nd Qtr.      1st Qtr.    4th Qtr.     3rd Qtr.    2nd Qtr.
                                                 --------      --------    --------     --------    --------
Interest-Earning Assets:
   Securities                                      3.86%         3.90%       3.76%        3.79%      3.16%
   Net Loans                                       5.58%         5.53%       5.52%        5.55%      5.62%
     Total Interest-Earning Assets                 5.01%         4.97%       4.90%        4.89%      4.58%

Interest-Bearing Liabilities:
   Total Deposits                                  1.61%         1.48%       1.37%        1.29%      1.35%
   Total Borrowings                                3.12%         3.08%       3.01%        2.94%      2.83%
      Total Interest-Bearing Liabilities           1.97%         1.88%       1.79%        1.70%      1.69%

Interest Rate Spread                               3.04%         3.09%       3.11%        3.19%      2.89%
Net Interest Margin                                3.34%         3.38%       3.38%        3.43%      3.28%
Ratio of Interest-Earning Assets to
      Total Interest-Bearing Liabilities           1.18x         1.18x       1.18x        1.17x      1.30x


Average YTD Balances
NET INTEREST MARGIN ANALYSIS
(Unaudited) (Dollars in Thousands)                        June 30, 2005                        June 30, 2004
                                                          -------------                        -------------
                                                  Average                 Average        Average              Average
                                                  Balance      Interest    Yield         Balance    Interest   Yield
                                             ---------------------------------------  ---------------------------------
Interest-Earning Assets:
   Federal Funds Sold and
        Other Short-Term Investments          $       64,317 $        852      2.67%   $   131,214 $      674     1.03%
   Investment Securities (1)                         432,569        8,650      4.01%       504,858      9,723     3.87%
   Securities Available for Sale                   1,321,009       25,694      3.89%     1,048,455     17,935     3.44%
   Federal Home Loan Bank Stock                       46,394          936      4.07%        32,686        245     1.51%
   Net Loans (2)
        Total Mortgage Loans                       2,779,021       76,914      5.53%     1,637,212     47,305     5.81%
        Total Commercial Loans                       352,667       10,236      5.77%       296,808      7,026     4.76%
        Total Consumer Loans                         525,687       14,501      5.56%       313,859      9,396     6.02%
                                               -------------  -----------               ---------- ----------
         Total Interest-Earning Assets             5,521,664      137,783      4.99%     3,965,092     92,304     4.68%
                                               -------------  -----------               ---------- ----------

Non-Interest Earning Assets:
   Cash and Due from Banks                           101,759                                82,814
   Other Assets                                      683,078                               193,574
                                               -------------                            ----------
            Total Assets                      $    6,306,501                           $ 4,241,480
                                               =============                            ==========

Interest-Bearing Liabilities:
   Demand Deposits                            $      610,748        2,441      0.81%   $   431,703      1,613     0.75%
   Savings Deposits                                1,519,749        7,626      1.01%       984,036      4,362     0.89%
   Time Deposits                                   1,394,847       16,949      2.45%       939,671      9,827     2.10%
                                               -------------  -----------               ---------- ----------
            Total Deposits                         3,525,344       27,016      1.55%     2,355,410     15,802     1.35%
                                               -------------  -----------               ---------- ----------

   Borrowed Funds                                  1,146,110       17,631      3.10%       691,009      9,604     2.79%
                                               -------------  -----------               ---------- ----------
            Total Borrowings                       1,146,110       17,631      3.10%       691,009      9,604     2.79%
                                               -------------  -----------               ---------- ----------
         Total Interest-Bearing Liabilities        4,671,454       44,647      1.93%     3,046,419     25,406     1.68%
                                               -------------  -----------               ---------- ----------

Non-Interest Bearing Liabilities                     519,171                               378,618
                                               -------------                            ----------
            Total Liabilities                      5,190,625                             3,425,037
Stockholders' Equity                               1,115,876                               816,443
                                               -------------                            ----------
            Total Liabilities & Stockholders'
             Equity                           $    6,306,501                           $ 4,241,480
                                               =============                            ==========

Net interest income                                          $     93,136                          $   66,898
                                                              ===========                           =========

Net interest rate spread                                                       3.06%                              3.00%
                                                                               ====                               ====
Net interest-earning assets                   $      850,210                           $   918,673
                                               =============                            ==========

Net interest margin (3)                                                        3.36%                              3.39%
                                                                               ====                               ====
Ratio of interest-earning assets to
      interest-bearing liabilities                      1.18x                                 1.30x
                                               =============                            ==========

----------------------------------------------

   (1)  Average outstanding balance amounts shown are amortized cost.
   (2) Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
   (3) Annualized net interest income divided by average interest-earning assets.

   The following table summarizes the YTD net interest margin for the previous three years, inclusive.

                                                           Six Months Ended
                                               ----------------------------------------
                                                  6/30/05       6/30/04     6/30/03
                                                  -------       -------     -------

Interest-Earning Assets:
   Securities                                      3.88%         3.35%       3.46%
   Net Loans                                       5.56%         5.70%       6.43%
     Total Interest-Earning Assets                 4.99%         4.68%       5.00%

Interest-Bearing Liabilities:
   Total Deposits                                  1.55%         1.35%       1.91%
   Total Borrowings                                3.10%         2.79%       2.75%
      Total Interest-Bearing Liabilities           1.93%         1.68%       2.05%

Interest Rate Spread                               3.06%         3.00%       2.94%
Net Interest Margin                                3.36%         3.39%       3.46%
Ratio of Interest-Earning Assets to
      Total Interest-Bearing Liabilities           1.18x         1.30x       1.34x